EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 1998, with respect to the financial statements of Lexington Services Associates Ltd. included in the Registration Statement on Form S-1 and related Prospectus of Travel Services International Inc. dated June 11, 1998.

Ernst & Young LLP

Dallas, Texas
     July 14, 1998.